Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 LCA-VISION INC.
               (Exact name of issuer as specified in its Charter)

    Delaware                                             11-2882328
(State of Incorporation)                  (I.R.S. Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio                        45236
(Address of Principal Executive Offices)                    (Zip Code)


                                 LCA-VISION INC.
                     1998 LONG-TERM STOCK INCENTIVE PLAN

                             (Full Title of the Plan)


                               Stephen N. Joffe, CEO
                                   LCA-Vision Inc.
                                7840 Montgomery Road
                              Cincinnati, Ohio  45236
                                  (513) 792-9292
                    (Name, address, zip code, telephone number,
                        and area code of agent for service)

                                      Copy To:
                          Charles F. Hertlein, Jr., Esq.
                               Dinsmore & Shohl LLP
                                1900 Chemed Center
                               255 East Fifth Street
                              Cincinnati, Ohio  45202

____________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE

Title of       Amount To Be   Proposed    Proposed Maximum    Amount of
Securities     Registered     Maximum     Offering Price*     Registration
To Be                         Offering                        Fee
Registered                    Price Per
                              Share

Common Stock,   5,000,000     $2.31         $11,550,000*      $3,210.90
no par value
____________________________________________________________________________

Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement

* Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of LCA-Vision Inc. on the Nasdaq SmallCap Market March 11, 1999, a date within 5 days of the date on which this Registration Statement is filed.
                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in the "Prospectus." The Prospectus is a part of the Section 10(a) Prospectus to which this Registration Statement relates but it is not filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

LCA-Vision Inc. (the "Registrant") states that the documents listed below are incorporated by reference in this Registration Statement. Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

- The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.

- The Registrant's Current Reports on Form 8-K filed since December 31, 1998.

- All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1998.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant's amended bylaws provide, subject to the Registrant's certificate of incorporation, that the Registrant shall indemnify each director, officer, employee or agent of the Registrant to the full extent permitted by the General Corporation Law of Delaware. The certificate of incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

In general, under Section 145 of the General Corporation Law of Delaware, a Delaware corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect of any claim, issue or matter to which a person is adjudged liable to the corporation unless the court in which the action was brought determines, upon application, that such person is entitled to indemnity. Any indemnification provided for by law may be made by a corporation upon a determination by (a) a majority vote of a quorum of directors who are not parties to such suit or action, (b) independent legal counsel, if no quorum of directors who are not parties to the suit or action is available or (c) the stockholders that the person seeking indemnification has met the applicable statutory standard of conduct. The statute also provides that a Delaware corporation may advance attorneys' fees incurred by directors and officers, employees, agents and others prior to the final outcome of a matter.

In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.                 Description

5, 23 (a)                   Opinion of Dinsmore & Shohl LLP as to the legality
                            of the securities being registered.

4                           LCA-Vision Inc. 1998 Long-Term Stock Incentive
                            Plan*

23(b)                       Consent of PricewaterhouseCoopers LLP,
                            independent accountants

24                          Power of Attorney**
______________________
* Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated September 21, 1998 relating to a special meeting of stockholders held October 16, 1998.
**  Contained herein on the signature page

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

    (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
1998 Long-Term Stock Incentive Plan


                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on March 16, 1999.

                                LCA-Vision Inc.


                                By: /s/ Stephen N. Joffe
                                    Stephen N. Joffe, Chairman and Chief
                                    Executive Officer


                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry P. Rapp, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                      Title                            Date


/s/ Stephen N. Joffe           Chairman and Chief               March 16, 1999
Stephen N. Joffe               Executive Officer
                               (Principal Executive
                               Officer)


/s/ Larry P. Rapp              Chief Financial Officer and      March 16, 1999
Larry P. Rapp                  Treasurer (Principal Financial
                               and Accounting Officer)


Directors:                                                      Date



/s/ John C. Hassan                                              March 16, 1999
John C. Hassan


/s/ Stephen N. Joffe                                            March 16, 1999
Stephen N. Joffe



/s/ John H. Gutfreund                                           March 16, 1999
John H. Gutfreund



/s/ William O. Coleman                                          March 16, 1999
William O. Coleman
                                INDEX TO EXHIBITS


Exhibit No.                       Description                     Page
5, 23 (a)         Opinion of Dinsmore & Shohl LLP as
                  to the legality of the securities
                  being registered.

4                 LCA-Vision Inc. 1998 Long-Term Stock
                  Incentive Plan                                   *

23(b)             Consent of PricewaterhouseCoopers LLP,
                  independent accountants

24                Power of Attorney                               **
_________________
* Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated September 21, 1998 relating to a special meeting of stockholders held October 16, 1998.
** Contained herein on the signature page


                Exhibits 5 and 23(a)

       Charles F. Hertlein, Jr.
           (513) 977-8315

                                 March 16, 1999

LCA-Vision, Inc.
7840 Montgomery Road
Cincinnati, Ohio  45236

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to be filed by LCA-Vision, Inc. (the "Company") with the Securities and Exchange Commission on or about March 16, 1999, under which 5,000,000 shares of the Company's Common Stock without par value ("Common Stock") are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23(a) to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Certificate of Incorporation and Amended Bylaws and the record of proceedings of the stockholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 5,000,000 shares of Company Common Stock have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                                     Very truly yours,

                                     DINSMORE & SHOHL LLP

                                     /s/ Charles F. Hertlein, Jr.
                                     Charles F. Hertlein, Jr.


                                        Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1999, on our audits of the consolidated financial statements of LCA-Vision Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's 1998 Annual Report on Form 10KSB.

PricewaterhouseCoopers LLP




Cincinnati, Ohio
March 16, 1999